                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 27, 1998

                       CORNERSTONE PROPANE PARTNERS, L.P.

             (Exact name of registrant as specified in its charter)

          DELAWARE                1-12499                  77-0439862
(State or other jurisdiction    (Commission            (I.R.S. Employer
      of incorporation)         File Number)          Identification No.)

                               432 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
                    (Address of principal executive offices)

                                 (831) 724-1921
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On October 27, 1998, Cornerstone Propane Partners, L.P. (the "Partnership"), Cornerstone Holding Corp. ("CHC"), Propane Continental, Inc. ("PCI") and certain PCI selling shareholders and warrant holders, entered into a definitive agreement (the "Stock Purchase Agreement") by which the Partnership and CHC would acquire all of PCI's outstanding common and preferred stock and warrants to purchase common stock. PCI, based in Overland Park, Kansas, is a distributor of propane gas to retail and wholesale customers. PCI is the nation's 19th largest retail propane distributor in terms of volume, serving approximately 60,000 residential, commercial, industrial and agricultural customers from 34 customer service centers in eleven states. For its fiscal year ended June 30, 1998, PCI had retail propane sales of approximately 28.5 million gallons. Of the eleven states in which PCI has customer service centers, five are states in which the Partnership currently does not have its own customer service centers (Colorado, Massachusetts, Michigan, Pennsylvania and Wisconsin).

         Under the Stock Purchase Agreement, the Partnership will acquire PCI for an estimated total purchase price of approximately $120 million. The consideration that the Partnership will pay will consist of approximately
$113 million in cash, $3 million of the Partnership's Common Units and the assumption of $4 million in PCI installment payment obligations to previous owners of propane businesses which PCI acquired. In order to finance the cash portion of the purchase price, the Partnership is offering additional Common Units in a public offering and is expected to issue $60 million of senior notes in a separate private placement transaction.

         The transaction is subject to, among other things, regulatory approvals and other customary conditions. The transaction is expected to close by December 31, 1998. Until the closing of the transaction, PCI may not solicit alternative acquisition proposals.

         Reference is made to the Stock Purchase and Contribution Agreement between the Partnership, CHC, PCI and selling shareholders and warrant holders, dated October 27, 1998 attached as exhibit 2.1 to this Form 8-K Current Report.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

         The following financial statements of Propane Continental, Inc. and subsidiaries appear below:

                  -   Report of Independent Auditors

                  - Propane Continental, Inc. and Subsidiaries Consolidated Balance Sheets as of June 30, 1998 and 1997.

                  - Propane Continental, Inc. and Subsidiaries Consolidated Statements of Income for the years ended June 30, 1998, 1997 and 1996.

                  - Propane Continental, Inc. and Subsidiaries Consolidated Statements of Shareholders' Equity for the years ended June 30, 1998, 1997 and 1996.

                  - Propane Continental, Inc. and Subsidiaries Consolidated Statements of Cash Flows for the years ended June 30, 1998, 1997 and 1996.

                  -   Notes to Consolidated Financial Statements

                  - Condensed Consolidated Balance Sheets September 30, 1998 (unaudited) and June 30, 1998.

                  - Condensed Consolidated Statements of Operations for the three months ended September 30, 1998 (unaudited) and September 30, 1997 (unaudited).

                  - Condensed Consolidated Statements of Cash Flows for the three months ended September 30, 1998 (unaudited) and September 30, 1997 (unaudited).

                  - Notes to Condensed Consolidated Financial Statements (unaudited).

         (b)      Pro Forma Financial Information

         The following pro forma financial statements appear below:

                  -   Report of Independent Public Accountants

                  - Pro Forma Financial Information for the Partnership and PCI for the fiscal year ended June 30, 1998 and for the quarter ended September 30, 1998.

                  -   Notes to Pro Forma Financial Information

         (c)      Exhibits

2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and selling shareholders and warrant holders.

23.1              Consent of Ernst & Young LLP

23.2              Consent of Arthur Andersen LLP

99.1              Press Release dated October 27, 1998

99.2              Press Release dated December 2, 1998

                         Report of Independent Auditors

The Board of Directors and Shareholders
Propane Continental, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Propane Continental, Inc. and subsidiaries (the Company) as of June 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Propane Continental, Inc. and subsidiaries at June 30, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
August 24, 1998, except for
   NOTE 11 as to which the date
   is November 13, 1998

                   Propane Continental, Inc. and Subsidiaries

                           Consolidated Balance Sheets

                                                                                  JUNE 30
                                                                          1998                1997
                                                                  -----------------------------------------
ASSETS (NOTE 3)
Current assets:
   Cash                                                                $  1,230,378        $  1,972,906
   Accounts receivable, less allowance for doubtful
     accounts of $365,906 in 1998 and $270,023 in
     1997                                                                 4,546,699           7,835,766
   Inventories                                                            9,477,807           6,376,760
   Prepaid expenses and other current assets                                487,675             290,018
   Deferred income taxes (NOTE 5)                                           248,781             165,260
                                                                  -----------------------------------------
Total current assets                                                     15,991,340          16,640,710



Property, plant and equipment, at cost:
   Land and buildings                                                     2,543,131           1,987,432
   Office furniture and equipment                                           659,045             507,327
   Vehicles                                                               4,977,317           3,551,300
   Tanks and plant equipment                                             27,996,695          20,149,705
                                                                  -----------------------------------------
                                                                         36,176,188          26,195,764
   Less accumulated depreciation                                          3,726,431           2,268,083
                                                                  -----------------------------------------
Net property, plant and equipment                                        32,449,757          23,927,681


Intangible assets (NOTE 2):
   Organization costs                                                       441,566             391,754
   Covenants not to compete                                               8,384,409           5,470,540
   Loan origination costs                                                   237,305             229,826
   Goodwill                                                              13,716,606          11,161,709
   Other                                                                    248,138             200,540
                                                                  -----------------------------------------
                                                                         23,028,024          17,454,369
   Less accumulated amortization                                          5,032,255           3,242,922
                                                                  -----------------------------------------
Net intangible assets                                                    17,995,769          14,211,447

Other                                                                       131,968              43,727
                                                                  -----------------------------------------
Total assets                                                            $66,568,834         $54,823,565
                                                                  -----------------------------------------
                                                                  -----------------------------------------

                                                                                  JUNE 30
                                                                          1998                1997
                                                                  -----------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $  6,413,656        $  7,192,000
   Accrued expenses                                                       1,081,694           1,356,095
   Customer deposits                                                      6,689,943           7,006,035
   Current portion of capital lease obligation (NOTE 4)                     200,581             187,004
   Current portion of long-term debt (NOTE 3)                             1,231,174           1,012,906
                                                                  -----------------------------------------
Total current liabilities                                                15,617,048          16,754,040

Deferred income taxes (NOTE 5)                                            4,022,437           3,055,587

Capital lease obligation, less current portion (NOTE 4)                     659,920             903,333

Long-term debt, less current portion (NOTE 3)                            28,916,185          18,386,830

Series A preferred stock, $.01 par value (NOTE 6):
   Authorized, issued and outstanding shares - 1,125 in
     1998 and 1997                                                       11,250,000          11,250,000

Series B preferred stock, $.01 par value (NOTE 6):
   Authorized, issued and outstanding shares -
     250 in 1998 and 1997                                                 2,500,000           2,500,000

Shareholders' equity (NOTES 2, 3, 6 AND 7):
   Common stock, $.01 par value:
     Authorized shares - 1,307,407
     Issued and outstanding shares - 122,242 in
       1998 and 1997                                                          1,222               1,222
   Common stock warrants                                                     33,422              33,422
   Additional paid-in capital                                               399,325             338,491
   Retained earnings                                                      3,169,275           1,600,640
                                                                  -----------------------------------------
Total shareholders' equity                                                3,603,244           1,973,775
                                                                  -----------------------------------------
Total liabilities and shareholders' equity                              $66,568,834         $54,823,565
                                                                  -----------------------------------------
                                                                  -----------------------------------------

SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                        Consolidated Statements of Income

                                                                   YEAR ENDED JUNE 30
                                                       1998               1997                1996
                                               ------------------------------------------------------------
Sales                                                $142,378,638        $192,542,286       $113,184,563
Cost of sales                                         122,101,576         173,846,431        102,076,448
                                               ------------------------------------------------------------
Gross margin                                           20,277,062          18,695,855         11,108,115

Selling, general and administrative expenses           15,223,236          13,322,670          9,096,348
                                               ------------------------------------------------------------
Income from operations                                  5,053,826           5,373,185          2,011,767

Other expense (income):
   Interest expense                                     2,361,804           2,069,887          1,289,006
   Interest income                                        (41,717)           (132,215)           (90,410)
   Other                                                 (105,918)             26,703             26,433
                                               ------------------------------------------------------------
Income before income taxes                              2,839,657           3,408,810            786,738

Provision for income taxes (NOTE 5)                     1,271,022           1,360,974            450,769
                                               ------------------------------------------------------------
Net income                                           $  1,568,635        $  2,047,836       $    335,969
                                               ------------------------------------------------------------
                                               ------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                 Consolidated Statements of Shareholders' Equity

                    Years ended June 30, 1998, 1997 and 1996



                                                                                     UNVESTED                          TOTAL
                                                           COMMON      ADDITIONAL    FOUNDERS'       RETAINED      SHAREHOLDERS'
                                                COMMON      STOCK       PAID-IN       COMMON         EARNINGS          EQUITY
                                                STOCK     WARRANTS      CAPITAL        STOCK        (DEFICIT)        (DEFICIT)
                                               -----------------------------------------------------------------------------------
Balance at June 30, 1995                         $   94      $33,422     $207,727      $ (69,428)    $ (783,165)       $ (611,350)
   Issuance of 2,874 shares of common stock          28            -      105,240       (102,394)             -             2,874
   10-for-1 stock split                           1,100            -       (1,100)             -              -                 -
   Amortization of deferred compensation              -            -       13,312              -              -            13,312
   Amortization of unvested founders' common
     stock                                            -            -            -        171,822              -           171,822
   Net income                                         -            -            -              -        335,969           335,969
                                               -----------------------------------------------------------------------------------
Balance at June 30, 1996                          1,222       33,422      325,179              -       (447,196)          (87,373)
   Amortization of deferred compensation              -            -       13,312              -              -            13,312
   Net income                                         -            -            -              -      2,047,836         2,047,836
                                               -----------------------------------------------------------------------------------
Balance at June 30, 1997                          1,222       33,422      338,491              -      1,600,640         1,973,775
   Amortization of deferred compensation              -            -       60,834              -              -            60,834
   Net income                                         -            -            -              -      1,568,635         1,568,635
                                               -----------------------------------------------------------------------------------
Balance at June 30, 1998                         $1,222      $33,422     $399,325      $       -     $3,169,275        $3,603,244
                                               -----------------------------------------------------------------------------------
                                               -----------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                      YEAR ENDED JUNE 30
                                                            1998             1997              1996
                                                     ------------------------------------------------------
OPERATING ACTIVITIES
Net income                                               $  1,568,635      $  2,047,836    $     335,969
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Provision for doubtful accounts                          250,267           564,332          132,734
     Depreciation                                           1,621,807         1,184,847          716,682
     Amortization                                           1,789,333         1,281,646        1,115,823
     (Gain) loss on disposal of property, plant
       and equipment                                          (53,664)          (39,743)          14,758
     Loss on loan costs written off                                 -            55,638                -
     Amortization of unvested founders' common
       stock                                                        -                 -          171,822
     Amortization of deferred compensation                     60,834            13,312           13,312
     Deferred income taxes                                    883,329         1,084,524          448,594
     Changes in operating assets and liabilities,
       net of effects from acquisition of retail
       propane companies:
         Accounts receivable                                3,397,243        (1,642,419)      (2,006,340)
         Inventories                                       (2,912,063)       (4,150,188)       1,326,304
         Prepaid expenses and other current
           assets                                            (260,202)            1,446           21,807
         Accounts payable                                    (778,344)         (246,423)       2,322,838
         Accrued expenses                                    (294,263)          865,372          244,772
         Customer deposits                                   (316,092)        3,340,348        1,985,898
                                                     ------------------------------------------------------
Net cash provided by operating activities                   4,956,820         4,360,528        6,844,973

INVESTING ACTIVITIES
Acquisition of retail propane companies                   (13,200,651)       (4,688,000)     (12,356,916)
Purchases of property, plant and equipment                 (1,852,993)       (1,029,281)      (1,482,096)
Additions of intangible assets                               (143,038)         (432,764)        (228,271)
(Additions) reductions to restricted cash                           -         2,000,000       (2,000,000)
Proceeds from sale of property, plant and
   equipment                                                  387,499           318,931        1,065,167
                                                     ------------------------------------------------------
Net cash used in investing activities                     (14,809,183)       (3,831,114)     (15,002,116)


                   Propane Continental, Inc. and Subsidiaries

                                                                      YEAR ENDED JUNE 30
                                                            1998             1997              1996
                                                     ------------------------------------------------------
FINANCING ACTIVITIES
Net payments on line of credit                           $          -      $          -     $   (234,454)
Principal payments of long-term debt                       (7,903,829)      (21,628,120)      (2,829,560)
Principal payments of capital lease obligations              (229,836)         (199,672)         (94,336)
Proceeds from issuance of Series B preferred
   stock                                                            -                 -        2,500,000
Proceeds from issuance of founders' common stock                    -                 -            2,874
Proceeds from issuance of long-term debt                   17,243,500        19,515,038       12,330,000
                                                     ------------------------------------------------------
Net cash provided by (used in) financing
   activities                                               9,109,835        (2,312,754)      11,674,524
                                                     ------------------------------------------------------

Net increase (decrease) in cash                              (742,528)       (1,783,340)       3,517,381
Cash at beginning of year                                   1,972,906         3,756,246          238,865
                                                     ------------------------------------------------------
Cash at end of year                                      $  1,230,378      $  1,972,906     $  3,756,246
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                   $  2,259,053      $  1,979,358     $  1,231,529
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

Cash paid during the year for income taxes               $    719,747      $          -     $          -
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES
Additions to covenants not to compete through the
   issuance of noncompete obligations                    $  1,407,952      $  1,030,249     $  1,042,746
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------
Purchases of property, plant and equipment
   through the issuances of debt                         $          -      $          -     $  2,530,000
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

Additions to property, plant and equipment
   through issuance of capital lease
   obligations                                           $          -      $     286,517    $    987,515
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                             June 30, 1998 and 1997


1. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Propane Continental, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Pacheco Propane Co., Inc., PCMA, Inc., PCAZ, Inc. and R.E. Semple, Inc. (the Company). All intercompany transactions and balances have been eliminated.

CREDIT CONCENTRATIONS

The Company is both a retail and wholesale supplier of propane. The Company generally extends unsecured credit to its wholesale customers throughout the midwestern and eastern portions of the United States. Credit is generally extended to retail customers through delivery into company and customer owned propane gas storage tanks. Adequate provision for doubtful accounts receivable has been reflected in the Company's consolidated financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

INVENTORIES

Inventories, which mainly consist of liquid propane, are stated at the lower of cost, determined using the average cost method, or market.

                   Propane Continental, Inc. and Subsidiaries

1. ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the assets' estimated useful lives, as follows:

                                                         YEARS
                                                     --------------
Buildings                                                  20-40
Office furniture and equipment                              5-10
Vehicles                                                    5-10
Tanks and plant equipment                                  15-40


INTANGIBLE ASSETS

Intangible assets are amortized on a straight-line basis over their estimated economic lives, as follows:

                                                         YEARS
                                                     --------------
Organization costs                                            5
Covenants not to compete                                   5-10
Loan origination costs                                      1-3
Goodwill                                                     40
Other                                                       3-5


INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The liability method provides that deferred tax assets and liabilities are recorded based on the differences between financial reporting and tax bases of assets and liabilities as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

CUSTOMER DEPOSITS

Customer deposits primarily represent cash received by the Company from wholesale and retail customers for propane purchased that will be delivered at a future date.

                   Propane Continental, Inc. and Subsidiaries

2. ACQUISITIONS

During 1998, the Company acquired substantially all of the assets of Sharon Gas Co., Inc., Sharon Oil Co., Inc., Martin Music Co. D/B/A Mar-Gas Propane, Alco Bottled Gas, Inc., Briceton Elevator, Inc., Action Gas, Inc. and Tecumseh LP Gas, Inc., as well as certain assets of Blue Water Oil Co., Jim and Donna Book D/B/A Books Propane and C. Barron & Sons, Inc. During 1997, the Company acquired substantially all of the net assets of Minns Gas, Inc. In addition, the Company acquired 100% of the outstanding stock of Apache Gas Company and R.E. Semple, Inc. During 1996, the Company acquired substantially all of the net assets of C.F. LaFountaine, Inc., Bison NGL, Inc., Westport Gas Company and Town & Country Gas Service, Inc., as well as certain assets of MG Ventures, Inc. In addition, the Company acquired 100% of the outstanding stock of Hank's Southeastern Propane, Inc. and Graves Propane Company, Inc. These acquired retail companies are involved in the sale of propane to local customer bases throughout the United States. The acquisitions have been accounted for using the purchase method of accounting. The acquired companies were purchased in separate transactions for aggregate purchase prices of $13,985,000, $5,573,000 and $14,333,000 during 1998, 1997 and 1996, respectively. The 1998 acquisitions were financed through cash in the amount of $12,152,048 and through the issuance of long-term debt in the amount of $1,832,952. The 1997 acquisitions were financed through cash in the amount of $4,542,751 and through the issuance of long-term debt in the amount of $1,030,249. The 1996 acquisitions were financed through cash in the amount of $10,760,254 and through the issuance of long-term debt in the amount of $3,572,746. The excess of the aggregate purchase prices over the fair market values of the net assets acquired amounted to $2,522,665, $955,856 and $5,304,000, which is recorded as an increase in goodwill in 1998, 1997 and 1996, respectively. Goodwill related to these acquisitions is being amortized over 40 years. In addition, $2,907,952, $1,130,249 and $1,465,075 of the purchase prices were allocated to covenants not to compete during 1998, 1997 and 1996, respectively. As part of the 1998 acquisitions, the Company entered into agreements providing for various annual payments based on achieving certain performance measurements. The total of these payments, should they be earned, will not exceed $1,268,000. The operating results of all acquisitions are included in the Company's consolidated results of operations from the dates of acquisition.

The following unaudited pro forma data summarize the results of operations for the periods indicated as if these acquisitions had been completed on July 1, 1996, the beginning of the 1997 fiscal year. The pro forma data give effect to actual operating

                   Propane Continental, Inc. and Subsidiaries

2. ACQUISITIONS (CONTINUED)

results prior to the acquisitions and adjustments to interest expense, goodwill amortization and income taxes. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred on July 1, 1996 or that may be obtained in the future. The pro forma data do not give effect to acquisitions completed subsequent to June 30, 1998.

                                          YEAR ENDED JUNE 30
                                       1998                1997
                               -----------------------------------------
                                             (UNAUDITED)

Sales                                $145,607,102        $205,535,540
Net income                              1,884,010           4,285,226


Since June 30, 1998, the Company acquired substantially all of the assets of Walsh NGL Marketing, Vineyard Propane, Inc., Francis F. Bezio, Inc., De's LP Gas Service, Inc. and certain assets of Walsh Propane, Inc. in separate transactions for aggregate purchase prices of $21,635,000. The acquisitions, which will be accounted for as purchases, were financed through the issuance of long-term debt. In addition, the Company entered into obligations under noncompetition agreements requiring payments of $900,000 at closing and annual payments ranging from $200,000 to $333,333 over the next five years. As part of these acquisitions, the Company entered into agreements providing for various annual payments based on achieving certain performance measurements. The total of these payments, should they be earned, will not exceed $450,000.

3. NOTES PAYABLE AND LONG-TERM DEBT

Long-term debt at June 30 consisted of the following:

                                                                          1998                1997
                                                                  -----------------------------------------
Credit agreement                                                         $23,647,500         $12,829,000
Notes payable to financial institutions                                      104,003             379,194
Notes payable to sellers from acquisitions                                 3,160,286           3,801,171
Obligations under noncompetition agreements                                3,235,570           2,390,371
                                                                  -----------------------------------------
                                                                          30,147,359          19,399,736
Less current portion                                                       1,231,174           1,012,906
                                                                  -----------------------------------------
                                                                         $28,916,185         $18,386,830
                                                                  -----------------------------------------
                                                                  -----------------------------------------

                   Propane Continental, Inc. and Subsidiaries

3. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

During 1997, the Company entered into a credit agreement with Bank One, Indiana and LaSalle National Bank (the Banks), which was amended during 1998 to increase borrowing capacity by $12,000,000, providing the Company with the capacity to borrow up to $51,000,000 ($7,000,000 under a long-term working capital line of credit and $44,000,000 under a long-term acquisition line of credit). At June 30, 1998, borrowings under the long-term working capital line of credit and the long-term acquisition line of credit were $3,948,000 and $19,699,500, respectively. The agreement is collateralized by substantially all of the assets of the Company, requires interest only payments and is scheduled to mature on March 31, 2001. Interest on these lines of credit is based on "prime rate" and/or LIBOR plus the applicable spread. The applicable spread for each rate is based on the Company's ratio of funded debt to earnings before interest, taxes, depreciation and amortization. The prime rate and LIBOR plus the applicable spreads were 8.5% and 7.9375%, respectively, at June 30, 1998.

The agreement contains several covenants which, among other things, require the maintenance of various financial performance ratios, restrict the payment of dividends and require financial reports to be submitted periodically to the Banks. Unused borrowings under the credit agreement amounted to $24,325,500 and $24,171,000 at June 30, 1998 and 1997, respectively. The Banks have provided letters of credit totaling $1,027,000 as security for certain vendors.

Notes payable to financial institutions consist of obligations to various financial institutions bearing interest at rates from 7.5% to 11% payable in varying monthly installments through 2000. These obligations are collateralized by specific propane tanks, vehicles and other assets of the Company.

Notes payable to sellers from acquisitions consist of notes payable with variable interest rates from 7.8% to 9.5% payable in varying monthly and annual installments through 2005. The notes payable are collateralized by certain assets and personal guarantees of certain owners of the Company (the Operators). The Banks have provided an irrevocable standby letter of credit in the amount of $2,000,000 as security for a certain long-term note payable.

Noninterest-bearing obligations due under noncompetition agreements consist of agreements between the Company and the sellers of retail propane companies acquired since August 1991 with payments due through 2004, some of which are collateralized by certain assets of the Company.

                   Propane Continental, Inc. and Subsidiaries

3. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

The aggregate amounts of principal to be paid on the outstanding long-term debt during the years ending June 30 are as follows:


1999                              $ 1,231,174
2000                                  943,679
2001                               24,585,405
2002                                  650,773
2003                                  510,310
Thereafter                          2,226,018
                           ---------------------
                                  $30,147,359
                           ---------------------
                           ---------------------

4. LEASES

During 1997, the Company entered into sale-leaseback transactions with a leasing company whereby the Company sold vehicles and equipment for $286,519. The Company recognized no gain or loss on the sale-leaseback, and the leases have been accounted for as capital leases. At the conclusion of the lease term, providing all payments under the lease agreement have been made, the lessor transfers titles to the leased assets back to the Company.

The amounts of vehicles and other equipment under capitalized lease obligations included in property, plant and equipment at June 30 are as follows:

                                                 1998              1997
                                           ------------------------------------
Assets under capitalized leases                  $1,365,960       $1,417,785
Accumulated amortization                           (279,639)        (224,248)
                                           ------------------------------------
                                                 $1,086,321       $1,193,537
                                           ------------------------------------
                                           ------------------------------------

Lease amortization is included in depreciation expense.

The Company has several noncancelable operating leases mainly for office space which expire at various times over the next seven years.

                   Propane Continental, Inc. and Subsidiaries

4. LEASES (CONTINUED)

Future minimum lease payments under the capital leases and noncancelable operating leases for the next five years ending June 30 and thereafter consist of the following:

                                                          CAPITAL         OPERATING
                  YEAR ENDING JUNE 30                      LEASES          LEASES
-----------------------------------------------------------------------------------------

1999                                                      $   247,868      $  393,160
2000                                                          266,032         202,177
2001                                                          419,416         161,341
2002                                                           90,622         139,824
2003                                                                -          98,105
Thereafter                                                      3,711          78,658
                                                     ----------------- ------------------
Total minimum lease payments                                1,027,649      $1,073,265
                                                                       ------------------
                                                                       ------------------
Less amount representing interest                             167,148
                                                     -----------------
Present value of minimum lease payments                       860,501
Less current portion                                          200,581
                                                     -----------------
                                                          $   659,920
                                                     -----------------
                                                     -----------------

Rent expense for operating leases for 1998, 1997 and 1996 aggregated $492,908, $400,434 and $299,656, respectively.

                   Propane Continental, Inc. and Subsidiaries

5. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred taxes at June 30 are as follows:

                                                                             1998              1997
                                                                       ------------------------------------
Deferred tax assets:
   Current:
     Accrued expenses                                                       $   106,626      $    94,018
     Allowance for doubtful accounts                                            142,155           71,242
                                                                       ------------------------------------
                                                                                248,781          165,260
   Noncurrent:
     Alternative minimum tax credit carryforward                                650,222          276,000
     Net operating loss carryforwards                                         1,128,044        1,142,960
                                                                       ------------------------------------
                                                                              1,778,266        1,418,960
                                                                       ------------------------------------
Total deferred tax assets                                                     2,027,047        1,584,220

Noncurrent deferred tax liability:
   Amortization of intangible assets                                         (1,127,526)      (1,305,128)
   Depreciation                                                              (4,673,177)      (3,169,419)
                                                                       ------------------------------------
Total deferred tax liabilities                                               (5,800,703)      (4,474,547)
                                                                       ------------------------------------
Net deferred tax liability                                                  $(3,773,656)     $(2,890,327)
                                                                       ------------------------------------
                                                                       ------------------------------------

At June 30, 1998, the Company had net operating loss carryforwards of approximately $2,904,000 for income tax purposes that begin to expire in 2010 which may be used to offset future taxable income. The Company believes that it is more likely than not that the net operating loss carryforwards will be utilized prior to their expiration and, accordingly, has not provided a valuation allowance to reduce the carrying value of deferred tax assets. Net operating loss carryforwards and existing deductible temporary differences are expected to be offset in part by existing taxable temporary differences reversing within the carryforward period. Recorded tax benefits in excess of such amounts could be realized upon the execution of an available tax planning strategy.

                   Propane Continental, Inc. and Subsidiaries

5. INCOME TAXES (CONTINUED)

The provision for income taxes for the years ended June 30 consists of the following:

                                         CURRENT          DEFERRED           TOTAL
                                    ------------------------------------------------------
         1998:
            Federal                        $376,815        $  717,350        $1,094,165
            State                            10,878           165,979           176,857
                                    ------------------------------------------------------
                                           $387,693        $  883,329        $1,271,022
                                    ------------------------------------------------------
                                    ------------------------------------------------------
         1997:
            Federal                        $273,407        $  881,105        $1,154,512
            State                             2,593           203,869           206,462
                                    ------------------------------------------------------
                                           $276,000        $1,084,974        $1,360,974
                                    ------------------------------------------------------
                                    ------------------------------------------------------
         1996:
            Federal                        $      -        $  366,069        $  366,069
            State                                 -            84,700            84,700
                                    ------------------------------------------------------
                                           $      -        $  450,769        $  450,769
                                    ------------------------------------------------------
                                    ------------------------------------------------------

A reconciliation of income tax expense at the statutory rate to the actual income tax expense for the years ended June 30 is as follows:

                                                            1998             1997              1996
                                                     ------------------------------------------------------
Federal income taxes at statutory rate
   (34%)                                                   $  965,483        $1,158,995        $267,491
State income taxes, net of federal tax
   benefit                                                    137,723           165,327          38,157
Nondeductible expenses                                         44,824            22,329          85,151
Amortization of excess of cost over fair market
   value of net assets acquired                                73,056            62,512          36,634
Other                                                          49,936           (48,189)         23,336
                                                     ------------------------------------------------------
                                                           $1,271,022        $1,360,974        $450,769
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

                   Propane Continental, Inc. and Subsidiaries

6. SERIES A AND B PREFERRED STOCK

The Series A preferred stock earns cumulative dividends of 6% per annum. At June 30, 1998 and 1997, cumulative dividends in arrears were approximately $3,124,000 (ranging from $2,349 to $3,163 per share) and $2,449,000 (ranging from $1,749 to $2,563 per share), respectively, none of which have been declared by the Board of Directors. Series A preferred shareholders are entitled to the same voting rights as common shareholders and receive 75 common stock votes for each preferred share. Upon liquidation, Series A preferred shareholders are entitled to an aggregate preference distribution of the stated issue price plus unpaid dividends. By written notice, as defined by the certificate of incorporation, given the occurrence of a specified event or at any time after March 24, 2003, the holders of at least two thirds of the Series A preferred stock have the option to declare a liquidation.

During September 1995, the Company's Board of Directors and shareholders approved an amendment to its certificate of incorporation authorizing an increase in the total authorized capital stock from 101,125 shares to 132,116 shares, on a presplit basis, by adding 250 shares of Series B preferred stock and 30,471 shares of common stock, each with a par value of $.01. In connection with this amendment, certain investors (the Investors) and the Operators contributed $2.5 million to the Company in exchange for 250 shares of Series B preferred stock. In addition, the Company's Board of Directors and shareholders authorized the sale of 2,874 shares of founders' common stock to the Operators for $1 per share.

The Series B preferred stock earns cumulative dividends of 6% per annum. At June 30, 1998 and 1997, cumulative dividends in arrears were approximately $409,000 (ranging from $1,511 to $1,667 per share) and $259,000 (ranging from $911 to $1,067 per share), respectively, none of which have been declared by the Board of Directors. Series B preferred shareholders are entitled to the same voting rights as common shareholders and are entitled to 1,115 common stock votes for each Series B preferred share. Holders of Series B preferred stock have the right, at their option, to convert shares into common stock at any time prior to March 24, 2003. The conversion rate per share shall equal the stated issue price per share of Series B preferred stock ($10,000) divided by $8.9714. Upon liquidation, Series B preferred shareholders are entitled to an aggregate preference distribution of the stated issue price plus unpaid dividends. By written notice, as defined by the amended certificate of incorporation, given the occurrence of a specified event or at any time after March 24, 2003, the holders of at least two thirds of the Series B preferred stock have the option to declare a liquidation.

                   Propane Continental, Inc. and Subsidiaries

7. SHAREHOLDERS' EQUITY

As part of the amendment to the certificate of incorporation in September 1995 and the Company's initial capitalization in March 1993, the Company issued 2,874 and 9,350 shares of founders' common stock to the Operators, respectively. The issuances of the founders' stock were recorded at fair market value, which was estimated to be $105,268 and $208,378 in 1996 and 1993, respectively. In 1996 and 1993, a charge for unvested founders' common stock of $102,394 and $208,285 in 1996 and 1993, respectively, was recorded as a reduction to shareholders' equity. Under employment agreements, the Operators became fully vested in these shares during 1996. During 1996, the Company recorded amortization expense of $171,822.

In connection with the issuance of the Series A preferred stock, the Company issued warrants which are exercisable for 10 years and expire March 24, 2003. The Operators received warrants to purchase 280,050 shares of common stock at an exercise price of $4.4563 per share. The total exercise price of $1,250,000 must be paid first by converting Series A preferred stock at the stated issue price of $10,000 per share. Certain Investors received warrants to purchase 561,000 shares of common stock, all of which are exercisable at June 30, 1998 and 1997. The warrant exercise price for these shares equates to the conversion price of all outstanding Series A preferred stock owned by the Investors at the exercise date. No value was assigned to either the Operators' or Investors' warrants in the accompanying consolidated balance sheets, as they, in essence, represent a conversion feature of the Series A preferred stock.

In connection with the Company's initial capitalization, the Company also issued warrants permitting Bank of America (the former Bank) to purchase 15,000 shares of common stock for $.001 per share through March 24, 2003. In addition, the Company and the former Bank entered an agreement allowing the Company to buy, or the former Bank to sell, the warrants at fair market value after five years from March 24, 1993. The warrants were valued at the estimated fair market value of $33,422 and recorded as loan origination costs.

On January 15, 1996, the Board of Directors declared a 10-for-1 common stock split. A total of 110,018 shares of common stock was issued in connection with the split. The stated par value of each share was not changed from $.01. A total of $1,100 was reclassified from the Company's additional paid-in capital account to the Company's common stock account. All share and per share amounts have been restated to retroactively reflect the stock split.

                   Propane Continental, Inc. and Subsidiaries

7. SHAREHOLDERS' EQUITY (CONTINUED)

The Company has authorized 1,185,165 shares of common stock which have not been issued. These shares are reserved for future issuance as follows: 856,500 for warrants, 278,665 for converting Series B preferred stock and 50,000 for the Nonqualified Stock Option Plan (the Plan) described in NOTE 8.

8. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) profit-sharing plan for those associates who have completed one year of service and have attained the age of 21. The plan permits associates to make contributions up to the maximum limits allowed by Internal Revenue Code Section 401(k) and provides for matching contributions by the Company. Matching company contributions were $31,900, $34,600 and $13,243 in 1998, 1997 and 1996, respectively.

During 1996, the Company adopted the Plan under which stock options may be granted to associates. Under the Plan, options to purchase up to 50,000 shares of the Company's common stock may be granted. The exercise price of options granted under the Plan shall be determined by the Board of Directors. Options granted pursuant to the Plan will expire, if not exercised, on December 31, 2015 and generally vest at the earlier of a specified event, as defined by the Plan, or a period not to exceed 10 years.

Activity in the Company's stock option plan is as follows:

                                                           NUMBER          EXERCISE
                                                         OF SHARES          PRICES
                                                     ------------------------------------
Options outstanding at June 30, 1995                             -
   Options granted                                          22,500            $1.00
   Options exercised                                             -
   Options canceled                                              -
                                                     -------------------
Options outstanding at June 30, 1996                        22,500            $1.00
   Options granted                                               -
   Options exercised                                             -
   Options canceled                                              -
                                                     -------------------
Options outstanding at June 30, 1997                        22,500            $1.00
   Options granted                                          13,000            $1.00
   Options exercised                                             -
   Options canceled                                              -
                                                     -------------------
Options outstanding at June 30, 1998                        35,500            $1.00
                                                     -------------------
                                                     -------------------

                   Propane Continental, Inc. and Subsidiaries

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

At June 30, 1998, there were 30,250 shares exercisable and 14,500 shares available to be granted.

The effect of applying the fair value method required by SFAS No. 123, "Accounting for Stock-Based Compensation," to the Company's stock option awards results in net income that is not materially different from amounts reported in the consolidated statements of income.

9. CONTINGENCIES AND COMMITMENTS

The Company is currently involved in a lawsuit alleging responsibility for an accident that occurred on the premises of a customer of one of the Company's wholesale customers. The results of litigation cannot be predicted with certainty; however, in the opinion of management, any liability which may arise from the litigation is expected to be fully covered by the Company's insurance policies (see NOTE 11).

The Company periodically enters into agreements to purchase fixed quantities of liquid propane at fixed prices with suppliers. At June 30, 1998, the total of these firm purchase commitments was approximately $24,930,000.

10. YEAR 2000 - UNAUDITED

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company expects to be year 2000 compliant by early fiscal year 1999. The Company does not expect this project to have a significant effect on operations.

11. SUBSEQUENT EVENTS

The Company signed a letter of intent whereby it agreed to sell all of its outstanding capital stock to Cornerstone Propane Partners, L.P. (Cornerstone) for approximately $115 million, comprised of an estimated $60 million in cash to the Company's shareholders and an estimated $55 million resulting from the refinancing of the Company's outstanding debt. This transaction is subject to customary closing conditions and is expected to close in early December 1998.

                   Propane Continental, Inc. and Subsidiaries

11. SUBSEQUENT EVENTS (CONTINUED)

During November 1998, the Company negotiated settlement of a lawsuit filed by a customer of one of the Company's wholesale customers (see NOTE 9). The settlement and related legal fees, anticipated to be approximately $3,000,000 in excess of the Company's insurance policy coverage, will be paid from proceeds of the sale of the Company's capital stock to Cornerstone.

                   Propane Continental, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets
                                   (UNAUDITED)


                                                                          SEPTEMBER 30,       JUNE 30,
                                                                              1998              1998
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash                                                                   $     770,760     $  1,230,378
   Accounts receivable, net                                                   4,679,457        4,546,699
   Inventories                                                               17,244,846        9,477,807
   Prepaid expenses and other current assets                                  1,476,476          487,675
   Deferred income taxes                                                        248,781          248,781
                                                                       -------------------------------------
Total current assets                                                         24,420,320       15,991,340

Net property, plant and equipment                                            42,207,739       32,449,757
Goodwill and other intangible assets, net                                    31,648,416       17,995,769
Other                                                                            54,971          131,968
                                                                       ------------------------------------
Total assets                                                                $98,331,446      $66,568,834
                                                                       ------------------------------------
                                                                       ------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                         $10,184,518     $  6,413,656
   Accrued expenses                                                           4,406,834        1,081,694
   Customer deposits                                                          5,924,647        6,689,943
   Current portion of capital lease obligation                                  200,581          200,581
   Current portion of long-term debt                                          1,231,174        1,231,174
                                                                       ------------------------------------
Total current liabilities                                                    21,947,754       15,617,048

Deferred income taxes                                                         1,557,175        4,022,437
Capital lease obligation, less current portion                                  598,675          659,920
Long-term debt, less current portion                                         59,786,665       28,916,185

Series A preferred stock, $.01 par value:
   Authorized, issued and outstanding shares -
     1,125 at September 30, 1998 and June 30, 1998                           11,250,000       11,250,000

Series B preferred stock, $.01 par value:
   Authorized, issued and outstanding shares -
     250 at September 30, 1998 and June 30, 1998                              2,500,000        2,500,000

Shareholders' equity:
   Common stock, $.01 par value:
     Authorized shares - 1,307,407
     Issued and outstanding shares - 122,242 at September 30,
       1998 and June 30, 1998                                                     1,222            1,222
   Common stock warrants                                                         33,422           33,422
   Additional paid-in capital                                                   399,325          399,325
   Retained earnings                                                            257,208        3,169,275
                                                                       ------------------------------------
Total shareholders' equity                                                      691,177        3,603,244
                                                                       ------------------------------------
Total liabilities and shareholders' equity                                  $98,331,446      $66,568,834
                                                                       ------------------------------------
                                                                       ------------------------------------


SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                                   (UNAUDITED)


                                                                             THREE MONTHS ENDED
                                                                                SEPTEMBER 30
                                                                          1998                1997
                                                                  -----------------------------------------
Sales                                                                    $25,575,461         $36,979,555
Cost of sales                                                             22,043,144          34,427,744
                                                                  -----------------------------------------
Gross margin                                                               3,532,317           2,551,811

Operating expenses                                                         4,842,000           3,361,761
                                                                  -----------------------------------------
Loss from operations                                                      (1,309,683)           (809,950)

Other expense (income):
   Litigation settlement                                                   3,000,000                   -
   Interest expense                                                        1,190,420             640,162
   Interest income                                                          (157,894)           (159,276)
   Other                                                                     (47,541)            (61,266)
                                                                  -----------------------------------------
Loss before income taxes                                                  (5,294,668)         (1,229,570)
Income tax benefit                                                         2,382,601             625,000
                                                                  -----------------------------------------
Net loss                                                                $ (2,912,067)      $    (604,570)
                                                                  -----------------------------------------
                                                                  -----------------------------------------

SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                                   (UNAUDITED)


                                                                          THREE MONTHS ENDED SEPTEMBER 30
                                                                               1998              1997
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                                    $ (2,912,067)   $    (604,570)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Provision for doubtful accounts                                              28,370           57,395
     Depreciation and amortization                                             1,164,613          805,448
     Changes in operating assets and liabilities, net of effects from acquisition of retail propane companies:
         Accounts receivable                                                     246,077         (224,263)
         Inventories                                                          (7,634,342)     (13,511,272)
         Prepaid expenses and other assets                                      (890,336)        (274,229)
         Deferred income taxes                                                (2,465,262)               -
         Accounts payable                                                      3,770,862       12,712,435
         Accrued expenses                                                      3,317,457       (1,146,997)
         Customer deposits                                                      (765,296)         966,835
                                                                       ------------------------------------
Net cash used in operating activities                                         (6,139,924)      (1,219,218)

INVESTING ACTIVITIES
Proceeds from disposal of property, plant and equipment                                -           12,402
Goodwill and other intangibles additions                                          (6,605)         (10,665)
Acquisition of retail propane companies                                      (23,211,238)      (7,938,635)
Purchases of property, plant and equipment                                      (763,068)        (273,329)
                                                                       ------------------------------------
Net cash used in investing activities                                        (23,980,911)      (8,210,227)

FINANCING ACTIVITIES
Principal payments of long-term debt                                            (419,038)      (2,243,640)
Principal payments of capital lease obligations                                  (61,245)         (54,926)
Proceeds from issuance of long-term debt                                      30,141,500       12,399,000
                                                                       ------------------------------------
Net cash provided by financing activities                                     29,661,217       10,100,434
                                                                       ------------------------------------

Net increase (decrease) in cash                                                 (459,618)         670,989
Cash at beginning of period                                                    1,230,378        1,972,906
                                                                       ------------------------------------
Cash at end of period                                                      $     770,760     $  2,643,895
                                                                       ------------------------------------
                                                                       ------------------------------------


SEE ACCOMPANYING NOTES.

                   Propane Continental, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (UNAUDITED)

                               September 30, 1998

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes require by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position of Propane Continental, Inc. and Subsidiaries (the Company) at September 30, 1998, and the results of their operations and their cash flows for the three-month periods ended September 30, 1998 and 1997 have been included. Operating results for the three months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended June 30, 1999. For further information, refer to the consolidated financial statements of the Company and footnotes thereto included herein.

2. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are net of $4,287,953 of accumulated depreciation at September 30, 1998.

3. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets are net of $5,635,346 of accumulated amortization at September 30, 1998.

4. LONG-TERM DEBT

During July and September 1998, the Company amended its credit agreement with Bank One, Indiana and LaSalle National Bank to increase borrowing capacity by $12,000,000, providing the Company with the capacity to borrow up to $63,000,000 ($14,000,000 under a long-term working capital line of credit and $49,000,000 under a long-term acquisition line of credit). At September 30, 1998, the consolidated borrowing base of the Company's credit facility amounted to $62,150,410 and the consolidated availability under the credit facility was $5,334,410 including a reduction for outstanding letters of credit.

At September 30, 1998, the Company further amended its credit agreement to add Bank of Oklahoma, NA as a party to the agreement.

                   Propane Continental, Inc. and Subsidiaries

                                   (UNAUDITED)





5. ACQUISITIONS

During the three months ended September 30, 1998, the Company acquired substantially all of the assets of Walsh NGL Marketing, Vineyard Propane, Inc., Francis F. Bezio, Inc., De's LP Gas Service, Inc. and certain assets of Walsh Propane, Inc. in separate transactions for aggregate purchase prices of $21,635,000. The acquisitions, which will be accounted for as purchases, were financed through the issuance of long-term debt. In addition, the Company entered into obligations under noncompetition agreements requiring payments of $900,000 at closing and annual payments ranging from $200,000 to $333,333 over the next five years. As part of these acquisitions, the Company entered into agreements providing for various annual payments based on achieving certain performance measurements. The total of these payments, should they be earned, will not exceed $450,000.

The following unaudited pro forma data summarize the results of operations for the periods indicated as if these acquisitions had been completed on July 1, 1996, the beginning of the 1997 fiscal year. The pro forma data give effect to actual operating results prior to the acquisition and adjustments to interest expense, goodwill amortization and income taxes. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred on July 1, 1996 or that may be obtained in the future. The pro forma data do not give effect to acquisitions completed subsequent to September 30, 1998.

                                     THREE MONTHS ENDED
                                        SEPTEMBER 30
                                   1998                1997
                           ------------------------------------
Sales                            $25,996,415      $42,938,994
Net loss                          (2,942,031)        (688,806)


6. SUBSEQUENT EVENTS

The Company signed a letter of intent whereby it agreed to sell all of its outstanding capital stock to Cornerstone Propane Partners, L.P. (Cornerstone) for approximately $115 million, comprised of an estimated $60 million in cash to the Company's shareholders and an estimated $55 million resulting from the refinancing of the Company's outstanding debt. This transaction is subject to customary closing conditions and is expected to close in early December 1998.

                   Propane Continental, Inc. and Subsidiaries

                                   (UNAUDITED)


6. SUBSEQUENT EVENTS (CONTINUED)

During November 1998, the Company negotiated the settlement of a lawsuit filed by a customer of one of the Company's wholesale customers. The settlement, anticipated to be $3,000,000 in excess of the Company's insurance policy coverage, has been recorded by the Company and is included in accrued liabilities at September 30, 1998.

(b)      PRO FORMA FINANCIAL INFORMATION.

Report of Independent Public Accountants

To Cornerstone Propane Partners, L.P.:

We have examined the pro forma adjustments reflecting the transactions described in the headnote and the notes to the pro forma financial information and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet data of Cornerstone Propane Partners, L.P. and Subsidiary as of June 30, 1998, and the pro forma condensed statement of operations data for the year then ended. The historical amounts in the condensed financial information were derived from the historical financial statements of Cornerstone Propane Partners, L.P. and Subsidiary, which were audited by us and included in the Partnership's 1998 Form 10-K, and of Propane Continental, Inc., which were audited by other accountants and appear elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the headnote and the notes to the pro forma financial information. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included such procedures as we considered necessary in the circumstances.

In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet data of Cornerstone Propane Partners, L.P. and Subsidiary as of September 30, 1998, and the pro forma condensed statement of operations data for the three months then ended. The historical amounts in the condensed financial information were derived from the historical unaudited financial statements of Cornerstone Propane Partners, L.P. and Subsidiary, which were reviewed by us and included in the Partnership's September 30, 1998 10-Q, and of Propane Continental, Inc., which were reviewed by other accountants and appear elsewhere herein. Such pro forma adjustments are based on management's assumptions as described in the headnote and the notes to the pro forma financial information. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial information is not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transactions as described in the headnote and the notes to the pro forma financial information, the related pro forma adjustments give appropriate effect to those assumptions and the "Partnership Pro Forma" column and the "Adjusted Partnership Pro Forma" column reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet data as of June 30, 1998, and the pro forma condensed statement of operations data for the year then ended.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet data as of September 30, 1998 and the pro forma condensed statement of operations data for the three months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transactions as described in the headnote and the notes to the pro forma financial information, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the "Partnership Pro Forma" column and the "Adjusted Partnership Pro Forma" column do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet data as of September 30, 1998 and the pro forma condensed statement of operations data for the three months then ended.

                                                     /s/ Arthur Andersen LLP

Minneapolis, Minnesota
November 20, 1998

The following table presents selected historical, pro forma and adjusted pro forma financial and other data of the Partnership and PCI as of June 30, 1998 and the year then ended. The Partnership adjustments give effect to the Partnership acquisitions consummated in fiscal 1998 that do not include a full year's activities and results of operations for businesses acquired by the Partnership subsequent to June 30, 1998, as though all such acquisitions had been consummated on July 1, 1997. The PCI consolidation adjustments give effect to cost and income tax savings expected to result from the acquisition of PCI by the Partnership. The PCI annualization adjustments give effect to PCI acquisitions consummated in fiscal 1998 that do not include a full year's activities and results of operations for businesses acquired by PCI subsequent to June 30, 1998, as though all such acquisitions had been consummated on July 1, 1997. The offering and financing adjustments give effect to estimated proceeds from the issuance of Common Units in the Partnership's $60.0 million Common Unit offering at an assumed offering price of $20.75, estimated proceeds from the private placement of $60.0 million aggregate principal amount of Senior Secured Notes and repayment and assumption of PCI bank notes and other obligations.

                                                     YEAR ENDED JUNE 30, 1998
                   ----------------------------------------------------------------------------------------------
                                               (IN THOUSANDS, EXCEPT PER UNIT DATA)
                      CORNERSTONE              PROPANE CONTINENTAL
                   ------------------   ----------------------------------
                                                       PCI         PCI       OFFERING
                              PARTNER-              CONSOLI-     ANNUAL-       AND                     ADJUSTED
                   PARTNER-    SHIP                  DATION      IZATION     FINANCING    PARTNER-     PARTNER-
                     SHIP     ADJUST-     PCI       ADJUST-      ADJUST-      ADJUST-      SHIP          SHIP
                   HISTORICAL MENTS     HISTORICAL    MENTS       MENTS       MENTS      PRO FORMA     PRO FORMA
                   ---------  -------   ---------   ----------   ---------   ---------  ------------- ----------
                   (Col. 1)   (Col. 2)   (Col. 3)    (Col. 4)     (Col. 5)    (Col. 6)  Cols. 1,3,4,6  Cols. 1-6
 STATEMENT OF
   OPERATIONS
   DATA:
Revenues           $768,129  $14,299    $142,379    $       -     $28,073    $      -     $910,508     $952,880
Cost of sales       623,924    6,363     122,102            -      19,348           -      746,026      771,737
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Gross profit        144,205    7,936      20,277            -       8,725           -      164,482      181,143

Operating,
  general and
  administrative
  expenses           97,184    3,725      11,665       (1,587)(2)   3,407           -      107,262      114,394
Depreciation and
  amortization       18,246      812       3,411            -       3,832       1,028(3)    22,685       27,329
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
 Operating income
  (loss)             28,775    3,399       5,201        1,587       1,486      (1,028)      34,535       39,420

Interest expense     19,222    2,040       2,362            -       2,138         (82)(4)   21,502       25,680
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Income (loss)
  before provision
  for income taxes    9,553    1,359       2,839        1,587        (652)       (946)      13,033       13,740
Provision (benefit)
  for income taxes      127       13       1,271       (1,021)(5)    (240)          -          377          150
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Net income (loss)    $9,426   $1,346      $1,568       $2,608       $(412)     $ (946)      12,656       13,590
                   =========  =======   =========   ==========   =========   =========

General partners'
  interest in net
  income                                                                                       253          272
                                                                                         ----------   ----------
Limited partners'
  interest in net
  income                                                                                   $12,403      $13,318
                                                                                         ==========   ==========
Net income per
  Unit                                                                                        $.54         $.58
                                                                                         ==========   ==========
Number of Units
  outstanding                                                                               23,057       23,057
                                                                                         ==========   ==========

OTHER DATA:
Capital
  expenditures:
Maintenance          $2,750     $100        $750    $       -        $150    $      -       $3,500       $3,750

Acquisitions and
  internal growth    27,346   11,420      14,059            -      24,633           -       41,405       77,458
EBITDA (1)           47,021    4,211       8,612        1,587       5,318           -       57,220       66,749
Retail propane
  gallons sold      235,030   13,538      28,453            -      15,845           -      263,483      292,866

BALANCE SHEET DATA
  (AT PERIOD END):
Current assets      $53,221     $458     $15,991    $       -      $3,800    $      -      $69,212      $73,470
Total assets        572,511   11,420      66,569            -      28,433      45,788(6)   684,868      724,721
Current
  liabilities
  (excluding
  current
  maturities)        47,795        -      14,185            -           -           -       61,980       61,980
Long-term debt
  (including
  current
  maturities)       240,938   10,396      31,008            -      28,433         241(7)   272,187      311,016
Total partners'
  capital(8)        279,594    1,024      17,353            -           -      45,547(9)   342,494      343,518

The following table presents selected historical, pro forma and adjusted pro forma financial and other data of the Partnership and PCI as of September 30, 1998 and the quarter then ended. The Partnership adjustments give effect to Partnership acquisitions consummated in the period between July 1, 1998 and September 30, 1998 that do not include a full quarter's activities and results of operations for businesses acquired by the Partnership subsequent to September 30, 1998, as though all such acquisitions had been consummated on July 1, 1998. The PCI consolidation adjustments give effect to cost and income tax savings expected to result from the acquisition of PCI by the Partnership. The PCI annualization adjustments give effect to PCI acquisitions consummated during the quarter ended September 30, 1998 that do not include a full quarter's activities and results of operations for businesses acquired by PCI subsequent to September 30, 1998, as though all such acquisitions had been consummated on July 1, 1998. The offering and financing adjustments give effect to estimated proceeds from the issuance of Common Units in the Partnership's $60.0 million Common Unit offering at an assumed offering price of $20.75, estimated proceeds from the private placement of $60.0 million aggregate principal amount of Senior Secured Notes and repayment and assumption of PCI bank notes and other obligations.


                                                 QUARTER ENDED SEPTEMBER 30, 1998
                    --------------------------------------------------------------------------------------------
                                                             (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER UNIT DATA)

                       CORNERSTONE              PROPANE CONTINENTAL
                    -------------------   --------------------------------
                                                        PCI        PCI         OFFERING
                                PARTNER-               CONSOLI-    ANNUAL-       AND                    ADJUSTED
                    PARTNER-    SHIP                  DATION      IZATION     FINANCING   PARTNER-      PARTNER-
                      SHIP     ADJUST-       PCI       ADJUST-    ADJUST-      ADJUST-      SHIP         SHIP
                    HISTORICAL  MENTS     HISTORICAL    MENT       MENTS       MENTS     PRO FORMA     PRO FORMA
                    ---------- --------   ---------   --------   ---------   ---------  ------------  -----------
                    (Col. 1)   (Col. 2)   (Col. 3)    (Col. 4)   (Col. 5)    (Col. 6)   Cols. 1,3,4,6   Cols. 1-6
 STATEMENT OF
   OPERATIONS
   DATA:
Revenues            $169,991      $377     $25,575     $     -    $    541    $     -      $195,566     $196,484
Cost of sales        143,292       179      22,043           -         236          -       165,335      165,750
                    ---------  --------   ---------    --------   ---------   ---------   ----------   ----------
Gross profit          26,699       198       3,532           -         305          -        30,231       30,734

Operating,
  general and
  administrative
  expenses            25,682        77       3,472        (397)(10)    224          -        28,757       29,058
Depreciation and
  amortization         5,122        86       1,165           -          87        257(3)      6,544        6,717
                    ---------  --------   ---------    --------   ---------   ---------   ----------   ----------
Operating
  income (loss)       (4,105)       35      (1,105)        397          (6)      (257)       (5,070)      (5,041)
Litigation
  settlement               -         -       3,000 (11)      -           -          -         3,000 (11)   3,000 (11)
Interest expense       5,132        96       1,190           -         170        (21)(12)    6,301        6,567
                    ---------  --------   ---------    --------   ---------   ---------   ----------   ----------
Income (loss)
  before
  provision for
  income taxes        (9,237)      (61)     (5,295)        397        (176)      (236)      (14,371)     (14,608)
Provision (benefit)
  for income taxes        29         -      (2,383)      2,474(5)      (80)         -           120           40
                    ---------  --------   ---------    --------   ---------   ---------   ----------   ----------
Net income (loss)    $(9,266)     $(61)    $(2,912)(11)$(2,077)     $  (96)    $ (236)      (14,491)(11) (14,648)(11)
                    =========  ========   =========   ========   =========   =========

General partners'
  interest in net
  loss                                                                                        (290)        (293)
                                                                                         ----------   ----------
Limited partners'
  interest in net
  loss                                                                                    $(14,201)    $(14,355)
                                                                                         ==========   ==========
Net income (loss)
  per Unit                                                                                   $(.62)       $(.62)
                                                                                         ==========   ==========
Number of Units
  outstanding                                                                               23,057       23,057
                                                                                         ==========   ==========


OTHER DATA:
Capital
  expenditures:       $9,440    $1,445     $23,981      $    -    $    830    $     -      $ 33,421      $35,696
EBITDA (1)             1,017       121      (2,940)(11)    397          81          -        (1,526)(11)  (1,324)(11)
Retail propane
  gallons sold        39,378       349       5,743           -         761          -        45,121       46,231

 BALANCE SHEET
   DATA (AT
   PERIOD END):
Current assets       $54,896      $153     $24,420    $      -   $     100    $     -      $ 79,316      $79,569
Total assets         580,911     2,657      98,331           -         830     49,259(6)    728,501      731,988
Current
  liabilities
  (excluding
  current
  maturities)         49,418         -      20,516           -           -          -        69,934       69,934
Long-term debt
  (including
  current
  maturities)        263,143     2,029      61,817           -         830        800(7)    325,760      328,619
Total partners'      264,037       628      14,441           -           -     48,459(9)    326,937      327,565
  capital(8)

--------------------

1 EBITDA consists of net income before depreciation, amortization, interest and income taxes. EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow, and it is not a measure of performance or financial condition under generally accepted accounting principles, but it provides additional information for evaluating the Partnership's ability to distribute the Minimum Quarterly Distribution and to service and incur indebtedness. Cash flows in accordance with generally accepted accounting principles consist of cash flows from operating, investing and financing activities; cash flows from operating activities reflect net income (including charges for interest and income taxes, which are not reflected in EBITDA), adjusted for noncash charges or income (which are reflected in EBITDA) and changes in operating assets and liabilities (which are not reflected in EBITDA). Further, cash flows from investing and financing activities are not included in EBITDA.

2 Reflects $1.6 million in savings resulting from the consolidation of PCI, primarily salary and benefits.

3 The offering and financing adjustment for depreciation and amortization includes the additional amortization expense related to the PCI purchase price in excess of net assets acquired (goodwill), amortized over a forty year term.

4 Reflects a decrease of interest expense in the amount of $4.9 million on $60.0 million of PCI debt obligations that are expected to be repaid upon consummation of the PCI Acquisition, an increase of $4.4 million in interest expense associated with the anticipated private placement of $60.0 million aggregate principal amount of Senior Secured Notes, and an increase of $0.4 million to adjust for seller notes in place for less than a full year.

5 It is anticipated that income tax expenses for PCI will be reduced as a result of the additional debt obligations and other effects associated with the PCI Acquisition.

6 Reflects the capitalized cost of the PCI purchase in excess of net assets acquired.

7 Reflects (a) estimated proceeds from the anticipated private placement of $60.0 million aggregate principal amount of Senior Secured Notes, plus offering fees and expenses and (b) the repayment and assumption of PCI bank notes and other obligations.

8 With respect to PCI, includes total shareholders' equity plus the mandatorily redeemable Series A and Series B preferred stock.

9 Reflects the adjustment necessary to eliminate the capital stock of PCI, plus the additional Common Unit partner equity and general partner interest in the amount of $63.5 million less anticipated underwriting discounts and commissions of $3.6 million related to the Partnership's $60.0 million Common Unit offering, plus $3.0 million in Common Units to be issued to the selling shareholders and warrantholders of PCI.

10 Reflects $0.4 million in savings resulting from the consolidation of PCI, primarily salary and benefits.

11 Includes a $3.0 million charge for settlement of a claim not covered by insurance.

12 Reflects a decrease of interest expense in the amount of $1.2 million on $60.0 million of PCI debt obligations that are expected to be repaid upon consummation of the PCI Acquisition, an increase of $1.1 million in interest expense associated with the anticipated private placement of $60.0 million aggregate principal amount of Senior Secured Notes, and an increase of $0.1 million to adjust for seller notes in place for less than a full year.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 1998


                                 CORNERSTONE PROPANE PARTNERS, L.P.

                                 By: CORNERSTONE PROPANE GP, INC.,
                                     Managing General Partner

                                     By: /s/ KEITH G. BAXTER
                                         -------------------------------------
                                         Keith G. Baxter
                                         President and Chief Executive Officer

                                INDEX TO EXHIBITS

         2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and selling shareholders and warrant holders.

         23.1         Consent of Ernst & Young LLP

         23.2         Consent of Arthur Andersen LLP

         99.1         Press Release dated October 27, 1998

         99.2         Press Release dated December 2, 1998